UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2009

CAMELOT ENTERTAINMENT GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

8001 Irvine Center Drive Suite 400 Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 754 3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT(S)

On September 3, 2009, the Company’s Board of Directors ratified an agreement entered into between the Company and JMJ Financial on August 18, 2009 whereby we entered into a financing agreement with JMJ Financial to invest $3,000,000 into the Company over a period of two years through six $500,000 convertible promissory notes (the "Convertible Promissory Notes") with JMJ Financial (the "Investor"). Under the terms of the Convertible Promissory Notes, the Investor and the Company entered into an initial $500,000 Convertible Promissory Note (the "Note") on August 18, 2009. The Company received an initial $100,000 on August 26, 2009. It is anticipated that the Company will receive a minimum of $100,000 per month. The Convertible Promissory Notes are secured by the Secured & Collateralized Promissory Note between JMJ Financial and the Company dated August 18, 2009, of which the Company is the holder.

The Notes carry an interest rate of 12% and a maturity date of August 17, 2012. This interest rate is offset by the 12% interest rate on the Secured & Collateralized Promissory Note. The Notes are convertible into our common shares at the Conversion Price (as defined hereafter). The Conversion Price shall be fifty per cent of the lowest trade price in the 20 trading days previous to any conversion.

The Investors have contractually agreed to restrict their ability to convert the Convertible Promissory Notes and receive shares of the Company's common stock such that the number of shares of the Company's common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company's common stock.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The sale of Convertible Promissory Notes described in Item 1.01 is still underway and is expected to be completed on or before August 17, 2011. The Company received $100,000 in gross proceeds from the initial Convertible Promissory Note on August 26, 2009. At the closing, the company became obligated to the Investors for $500,000 in face amount of the initial Convertible Promissory Note. The Company expects to receive an additional minimum of $100,000 in gross proceeds from the initial Convertible Promissory Note each month until it has received the total $500,000. The balance of the Convertible Promissory Notes, $2,500,000, will be delivered to the Company over the next two years. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of us.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The Note referenced in Item 1.01 was offered and sold to the Investors in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated thereto. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(a) Financial Statements of Business Acquired.

None

(b) Pro Forma Financial Information.

None

(c) Exhibits.

Exhibit Number	Description

4.1	Convertible Promissory Note dated August 18, 2009
4.2	Secured & Collateralized Promissory Note dated August 18, 2008 (parts redacted)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: September 3, 2009	By:	/s/ Robert P. Atwell
Robert P. Atwell
Chairman